Exhibit 10.27

Facility Participation Agreement

This Agreement is entered into by and between United HealthCare Insurance Company, contracting on behalf of itself, and the other entities that are United’s Affiliates (collectively referred to as “United”) and Berkeley Heart Laboratory (“Facility”).

This Agreement is effective on the later of the following dates (the “Effective Date”):

i)              December 1, 2007 or

ii)             the first day of the first calendar month that begins at least 30 days after the date when this Agreement has been executed by all parties.

Through contracts with physicians and other providers of health care services, United maintains one or more networks of providers that are available to Customers.  Facility is a provider of health care services.

United wishes to arrange to make Facility’s services available to Customers.  Facility wishes to provide such services, under the terms and conditions set forth in this Agreement.

The parties therefore enter into this Agreement.

Article I.

Definitions

The following terms when used in this Agreement have the meanings set forth below:

1.1          “Benefit Plan” means a certificate of coverage, summary plan description, or other document or agreement, whether delivered in paper, electronic, or other format, under which a Payer is obligated to provide coverage of Covered Services for a Customer.

1.2          “Covered Service” is a health care service or product for which a Customer is entitled to receive coverage from a Payer, pursuant to the terms of the Customer’s Benefit Plan with that Payer.

1.3          “Customary Charge” is the fee for health care services charged by Facility that does not exceed the fee Facility would ordinarily charge another person regardless of whether the person is a Customer.

1.4          “Customer” is a person eligible and enrolled to receive coverage from a Payer for Covered Services.

1.5          “Payment Policies” are the guidelines adopted by United outside of this Agreement for calculating payment of claims to facilities (including claims of Facility under this Agreement).  The Payment Policies may change from time to time as discussed in section 5.1 of this Agreement.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

1.6          “Payer” is an entity obligated to a Customer to provide reimbursement for Covered Services under the Customer’s Benefit Plan, and authorized by United to access Facility’s services under this Agreement.

1.7          “Protocols” are the programs, protocols and administrative procedures adopted by United or a Payer to be followed by Facility in providing services and doing business with United and Payers under this Agreement.  These Protocols may include, among other things, credentialing and recredentialing processes, utilization management and care management processes, quality improvement, peer review, Customer grievance, concurrent review, or other similar United or Payer programs.  The Protocols may change from time to time as discussed in section 4.4 of this Agreement.

1.8          “United’s Affiliates” are those entities controlling, controlled by, or under common control with, United HealthCare Insurance Company.

Article II.

Representations and Warranties

2.1          Representations and Warranties of Facility.  Facility, by virtue of its execution and delivery of this Agreement, represents and warrants as follows:

a)             Facility is a duly organized and validly existing legal entity in good standing under the laws of its jurisdiction of organization.

b)            Facility has all requisite corporate power and authority to conduct its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement by Facility have been duly and validly authorized by all action necessary under its organizational documents and applicable corporate law.  This Agreement has been duly and validly executed and delivered by Facility and (assuming the due authorization, execution and delivery of this Agreement by United) constitutes a valid and binding obligation of Facility, enforceable against Facility in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies or defenses and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

c)             The execution, delivery and performance of this Agreement by Facility do not and will not violate or conflict with (i) the organizational documents of Facility, (ii) any material agreement or instrument to which Facility is a party or by which Facility or any material part of its property is bound, or (iii) applicable law.

d)            Facility has obtained and holds all registrations, permits, licenses, and other approvals and consents, and has made all filings, that it is required to obtain from or make with all governmental entities under applicable law in order to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement.

e)             Facility has been given an opportunity to review the Protocols and Payment Policies and acknowledges that it is bound by the Protocols and that claims under this Agreement will be paid in accordance with the Payment Policies.

f)             Each submission of a claim by Facility pursuant to this Agreement shall be deemed to constitute the representation and warranty by it to United that (i) the representations and

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

warranties of it set forth in this section 2.1 and elsewhere in this Agreement are true and correct as of the date the claim is submitted, (ii) it has complied with the requirements of this Agreement with respect to the Covered Services involved and the submission of such claim, (iii) the charge amount set forth on the claim is the Customary Charge and (iv) the claim is a valid claim.

2.2          Representations and Warranties of United.  United, by virtue of its execution and delivery of this Agreement, represents and warrants as follows:

a)             United is a duly organized and validly existing legal entity in good standing under the laws of its jurisdiction of organization.

b)            United has all requisite corporate power and authority to conduct its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement by United have been duly and validly authorized by all action necessary under its organizational documents and applicable corporate law.  This Agreement has been duly and validly executed and delivered by United and (assuming the due authorization, execution and delivery of this Agreement by Facility) constitutes a valid and binding obligation of United, enforceable against United in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies or defenses and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

c)             The execution, delivery and performance of this Agreement by United do not and will not violate or conflict with (i) the organizational documents of United, (ii) any material agreement or instrument to which United is a party or by which United or any material part of its property is bound, or (iii) applicable law.

d)            United has obtained and holds all registrations, permits, licenses, and other approvals and consents, and has made all filings, that it is required to obtain from or make with all governmental entities under applicable law in order to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement.

Article III.

Applicability of this Agreement

3.1          Facility’s Services.  This Agreement applies to Covered Services provided at Facility’s service locations set forth in Appendix 1.  In the event Facility begins providing new service types, or services at other locations or under other tax identification number(s), (either by operating such locations itself, or by acquiring, merging or affiliating with an existing provider that was not already under contract with United or one of United’s Affiliates to participate in a network of health care providers), such additional tax identification numbers, service types, or locations will become subject to this Agreement only upon the written agreement of the parties.

In the event Facility acquires or is acquired by, merges with, or otherwise becomes affiliated with another provider of health care services that is already under contract with United or one of United’s Affiliates to participate in a network of health care providers, the non-payment terms of this Agreement will remain in effect and supersede the terms and conditions of the other agreement.  In the case of such affiliation, the payment rates for Covered Services set forth in the continuing Agreement will be the lesser of (1) the rates set forth in the other

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

agreement between another provider of health care services and United, or (2) the rates set forth in the applicable Payment Appendix to this Agreement.

Facility will not transfer all or some of its assets to any other entity during the term of this Agreement, with the result that all or some of the Covered Services subject to this Agreement will be rendered by the other entity rather than by Facility, without the express written agreement of United.

3.2          Payers and Benefit Plan types.  United may allow Payers to access Facility’s services under this Agreement for the Benefit Plan types described in Appendix 2.  Appendix 2 may be modified by United upon 30 days written or electronic notice.

3.3          Services not covered under a Benefit Plan.  This Agreement does not apply to services not covered under the applicable Benefit Plan.  Facility may seek and collect payment from a Customer for such services, provided that the Facility first obtain the Customer’s written consent.

This section does not authorize Facility to bill or collect from Customers for Covered Services for which claims are denied or otherwise not paid.  That issue is addressed in sections 6.5 and 6.8 of this Agreement.

3.4          Patients who are not Customers.  This Agreement does not apply to services rendered to patients who are not Customers at the time the services were rendered.  Section 6.6 of this Agreement addresses circumstances in which claims for services rendered to such persons are inadvertently paid.

3.5          Health Care.  Facility acknowledges that this Agreement and Customer Benefit Plans do not dictate the health care provided by Facility, or govern a physician’s or hospital’s determination of what care to provide its patients, even if those patients are Customers.  The decision regarding what care is to be provided remains with Customers and their physicians, and not with United or any Payer.

3.6          Communication with Customers.  Nothing in this Agreement is intended to limit Facility’s right or ability to communicate fully with a Customer and the Customer’s physician regarding the Customer’s health condition and treatment options.  Facility is free to discuss all treatment options without regard to whether or not a given option is a Covered Service.  Facility is free to discuss with a Customer any financial incentives Facility may have under this Agreement, including describing at a general level the payment methodologies contained in this Agreement.

Article IV.

Duties of Facility

4.1          Provide Covered Services.  Facility will provide Covered Services to Customers.  Facility must be in compliance with section 2.1(d) of this Agreement and credentialed by United or its delegate prior to furnishing any Covered Services to Customers under this Agreement.

4.2          Nondiscrimination.  Facility will not discriminate against any patient, with regard to quality of service or accessibility of services, on the basis that the patient is a Customer.

4.3          Accessibility.  Facility will be open 24 hours a day, seven days a week.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

4.4          Cooperation with Protocols.  Facility will cooperate with and be bound by United’s and Payers’ Protocols.  The Protocols include but are not limited to all of the following:

1)             Facility will use reasonable commercial efforts to direct Customers only to other providers that participate in United’s network, except as permitted under the Customer’s Benefit Plan or otherwise authorized by United or Payer.

2)             Facility will make its best efforts to assure that all Facility-based physician groups participate in United’s network as long as this Agreement is in effect.

In the event that a Facility-based physician group is not a participating provider with United, Facility’s Chief Financial Officer or equivalent senior level officer (“Facility Representative”) will assist United in its efforts to negotiate an agreement with such group.  Upon request by United, Facility Representative will:

a)             meet with Facility-based physician group to encourage participation.  Facility Representative shall provide United with meeting minutes of any such meeting within 15 days.  Meeting minutes will include a summary of the key discussion points and an outline of any actionable resolution options deemed by Facility Representative.

b)            write letter(s) to Facility-based physician group encouraging the group to negotiate in good faith with United.  The letter will also outline any contractual requirements in the agreement between Facility and Facility-based physician group that requires Facility-based physician group to (1) negotiate in good faith with third party payers, (2) participate in third party payer networks, and (3) other provisions related to Facility-based physician group’s participation with third party payers.

c)             invoke any applicable penalties or other contractual terms in its agreement with Facility-based physician group related to its non-participating status with a third party payer.

d)            allow independent legal counsel (mutually agreeable to all relevant parties) to review Facility/Facility-based physician agreement to ensure Facility is fully invoking all the relevant terms and conditions of such agreement to require or promote Facility-based physician group’s participation status with United.

United warrants that it will negotiate with Facility-based physician groups in good faith.  Facility acknowledges that United will have no responsibility for the credentialing of any employed or sub-contracted Facility-based provider.

3)             Facility will provide notification for certain Covered Services, accept and return telephone calls from United staff, and respond to United requests for clinical information, as required by United or Payer as described in the Protocols.

The Protocols will be made available to Facility online or upon request.  Some or all Protocols also may be disseminated in the form of an administrative manual or guide or in other communications.

United may change the Protocols from time to time.  United will use reasonable commercial efforts to inform Facility at least 30 days in advance of any material changes to the Protocols.  United may implement changes in the Protocols without Facility’s consent if such change is applicable to all or substantially all of the facilities in United’s network located in the same state

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

as Facility.  Otherwise, changes to the Protocols proposed by United to be applicable to Facility are subject to the terms of section 9.2 of this Agreement applicable to amendments.

4.5          Employees and subcontractors.  Facility will assure that its employees, affiliates and any individuals or entities subcontracted by Facility to render services in connection with this Agreement adhere to the requirements of this Agreement.  The use of employees, affiliates or subcontractors to render services in connection with this Agreement will not limit Facility’s obligations and accountability under this Agreement with regard to such services.  Facility affiliates are those entities that control, are controlled by or are under common control with Facility.

4.6          Licensure.  Facility will maintain, without material restriction, such licensure, registration, and permits as are necessary to enable Facility to lawfully perform this Agreement.

4.7          Liability Insurance.  Facility shall procure and maintain liability insurance.  Except to the extent coverage is a state mandated placement, Facility’s coverage must be placed with responsible, financially sound insurance carriers authorized or approved to write coverage in the state in which the Covered Services are provided.  Facility’s liability insurance shall be, at a minimum, of the types and in the amounts set forth below.  Facility’s medical malpractice insurance shall be either occurrence or claims made with an extended period reporting option.  Prior to the Effective Date of this Agreement and within 10 days of each policy renewal thereafter, Facility shall submit to United in writing evidence of insurance coverage.

TYPE OF INSURANCE	MINIMUM LIMITS

Medical malpractice and/or professional liability insurance	Five Million Dollars ($5,000,000.00) per occurrence and aggregate

Commercial general and/or umbrella liability insurance	Five Million Dollars ($5,000,000.00) per occurrence and aggregate

In lieu of purchasing the insurance coverage required in this section, Facility may, with the prior written approval of United, self-insure its medical malpractice and/or professional liability, as well as its commercial general liability.  Facility shall maintain a separate reserve for its self-insurance.  Prior to the Effective Date, Facility shall provide a statement, verified by an independent auditor or actuary, that its reserve funding levels and process of funding appears adequate to meet the requirements of this section and fairly represents the financial condition of the fund.  Facility will provide a similar statement during the term of this Agreement upon United’s request, which will be made no more frequently than annually.  Facility will assure that its self-insurance fund will comply with applicable laws and regulations.

4.8          Notice.  Facility will give notice to United within 10 days after any event that causes Facility to be out of compliance with section 4.6 or 4.7 of this Agreement, or of any change in Facility’s name, ownership, control, or Taxpayer Identification Number.  In addition, Facility will give written notice to United 45 days prior to the effective date of changes in existing remit address(es) and other demographic information.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

4.9          This section intentionally left blank.

4.10        Maintenance of and Access to Records.  Facility will maintain adequate medical, financial and administrative records related to Covered Services rendered by Facility under this Agreement, including claims records, for at least 6 years following the end of the calendar year during which the Covered Services are provided, unless a longer retention period is required by applicable law.

Facility will provide access to these records as follows:

i) to United or its designees, in connection with United’s utilization management/Care CoordinationsSM, quality assurance and improvement and for claims payment and other administrative obligations, including reviewing Facility’s compliance with the terms and provisions of this Agreement and appropriate billing practice.  Facility will provide access during ordinary business hours within fourteen days after a request is made, except in cases of a United audit involving a fraud investigation or the health and safety of a Customer (in which case, access shall be given within 48 hours after the request) or of an expedited Customer appeal or grievance (in which case, access will be given so as to enable United to reasonably meet the timelines for determining the appeal or grievance); and

ii) to agencies of the government, in accordance with applicable law, to the extent such access is necessary to comply with regulatory requirements applicable to Facility, United, or Payers.

Facility will cooperate with United on a timely basis in connection with any such audit including, among other things, in the scheduling of and participation in an audit exit interview within 30 days of United’s request.

If such information and records are requested by United, Facility shall provide copies of such records free of charge.

4.11        Access to Data.  Facility represents that in conducting its operations, it collects and reviews certain quality data relating to care rendered by Facility that is reported in a manner which has been validated by a third party as having a clear, evidence-based link to quality or safety (e.g., AHRQ standards) or which has been created by employer coalitions as proxies for quality (e.g., Leapfrog standards).

United recognizes that Facility has the sole discretion to select the metrics which it will track from time to time and that Facility’s primary goal in so tracking is to advance the quality of patient care.  If the information that a facility chooses to report on is available in the public domain in a format that includes all data elements required by UnitedHealthcare, UnitedHealthcare will obtain quality information directly from the source to whom the facility reported.  If the facility does not report metrics in the public domain, on a quarterly basis, Facility will share these metrics with United as tracked against a database of all discharged, commercial patients (including patients who are not United customers).  United may publish this data to entities to which United renders services or seeks to render services, and to Customers.

4.12        Compliance with law.  Facility will comply with applicable regulatory requirements, including but not limited to those relating to confidentiality of Customer medical information.

4.13        Electronic connectivity.  When made available by United, Facility will communicate with United electronically.  Facility will use www.unitedhealthcareonline.com to check eligibility

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

status, claims status, and submit requests for claims adjustment for products supported by UnitedHealthcare Online® or other online resources as supported for additional products.  Facility agrees to use www.unitedhealthcareonline.com for additional functionalities (for instance, notification of admission) after United informs Facility that such functionalities have become available for the applicable Customer.

4.14        Implementation of Patient Safety Programs.  Facility will implement quality programs rcconunended by nationally recognized independent third parties on a reasonably prompt basis.

4.15        Performance Standards and Guarantees.  Facility hereby accepts and agrees to the performance standards and guarantees set forth in the Performance Standards and Guarantees Appendix attached to this Agreement, including the payment which shall be at risk should Facility’s performance fall below the indicated targets.

Article V.

Duties of United and Pavers

5.1          Payment of Claims.  As described in further detail in Article VI of this Agreement, Payers will pay Facility for rendering Covered Services to Customers.  United will make its Payment Policies available to Facility online or upon request.  United may change its Payment Policies from time to time.

5.2          Liability Insurance.  United will procure and maintain professional and general liability insurance and other insurance, as United reasonably determines may be necessary, to protect United and United’s employees against claims, liabilities, damages or judgments that arise out of services provided by United or United’s employees under this Agreement.

5.3          Licensure.  United will maintain, without material restriction, such licensure, registration, and permits as are necessary to enable United to lawfully perform this Agreement.

5.4          Notice.  United will give written notice to Facility within 10 days after any event that causes United to be out of compliance with section 5.2 or 5.3 of this Agreement, or of any change in United’s name, ownership, control, or Taxpayer Identification Number.  This section does not apply to changes of ownership or control that result in United being owned or controlled by an entity with which it was already affiliated prior to the change.

5.5          Compliance with law.  United will comply with applicable regulatory requirements, including but not limited to those relating to confidentiality of Cu9stomer medical information and those relating to prompt payment of claims, to the extent those requirements are applicable.

5.6          Electronic connectivity.  United will communicate with Facility electronically by providing eligibility status, claims status, and accepting requests for claim adjustments, for those products supported by www.unitedhealthcareonline.com. United will communicate enhancements in www.unitedhealthcareonline.com functionality as they become available, as described in Section 4.13, and will make information available as to which products are supported by www.unitedhealthcareonline.com.

5.7          Employees and subcontractors.  United will assure that its employees, affiliates and any individuals or entities subcontracted by United to render services in connection with this Agreement adhere to the requirements of this Agreement.  The use of employees, affiliates or

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

subcontractors to render services in connection with this Agreement will not limit United’s obligations and accountability under this Agreement with regard to such services.

Article VI.

Submission, Processing. and Payment of Claims

6.1          Form and content of claims.  Facility must submit claims for Covered Services in a manner and format prescribed by United, as further described in the Protocols.  Unless otherwise directed by United, Facility shall submit claims using current CMS 1500 or UB92 forms for paper claims and HIPAA standard professional or institutional claim formats for electronic claims, as applicable, with applicable coding including, but not limited to, ICD-9-CM, CPT, Revenue and HCPCS coding.

6.2          Electronic filing of claims.  Within six months after the Effective Date of this Agreement, Facility will use electronic submission for all of its claims under this Agreement that United is able to accept electronically.

6.3          Time to file claims.  All information necessary to process a claim must be received by United no more than 90 days from the date Covered Services are rendered.  In the event United requests additional information in order to process the claim, Facility will provide such additional information within 90 days of United’s request.  If Payer is not the primary payer, and Facility is pursuing payment from the primary payer, the 90 day filing limit will begin on the date Facility receives the claim response from the primary payer.

6.4          Payment of claims.  Payer will pay claims for Covered Services as further described in the applicable Payment Appendix to this Agreement and in accordance with Payment Policies.

Claims for Covered Services subject to coordination of benefits will be paid in accordance with the Customer’s Benefit Plan and applicable state and federal law.

The obligation for payment under this Agreement is solely that of Payer, and not that of United unless United is the Payer.

6.5          Denial of Claims for Not Following Protocols or Not Filing Timely.  Payment may be denied in whole or in part if Facility does not comply with a Protocol or does not file a timely claim under section 6.3 of this Agreement.

In the event that payment of a claim is denied for lack of notification or for untimely filing, the denial will be reversed if Facility appeals within 12 months after the date of denial and can show all of the following:

i)	that, at the time the Protocols required notification or at the time the claim was due, Facility did not know and was unable to reasonably determine that the patient was a Customer,
ii)	that Facility took reasonable steps to learn that the patient was a Customer, and
iii)	that Facility promptly provided notification, or filed the claim, after learning that the patient was a Customer.

6.6          Retroactive correction of information regarding whether patient is a Customer.  Prior to rendering services, Facility shall ask the patient to present his or her Customer identification card.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

In addition, Facility may contact United to obtain the most current information on the patient as a Customer.

However, Facility acknowledges that such information provided by United is subject to change retroactively, under the following circumstances, (1) if United has not yet received information that an individual is no longer a Customer; (2) if the individual’s Benefit Plan is terminated retroactively for any reason including, but not limited to, non-payment of premium; (3) as a result of the Customer’s final decision regarding continuation of coverage pursuant to state and federal laws; or (4) if eligibility information United receives is later proven to be false.

If Facility provides health care services to an individual, and it is determined that the individual was not a Customer at the time the health care services were provided, those services shall not be eligible for payment under this Agreement and any claims payments made with regard to such services may be recovered as overpayments under the process described in section 6.10 of this Agreement.  Facility may then directly bill the individual, or other responsible party, for such services.

6.7          Payment under this Agreement is payment in full.  Payment as provided under section 6.4, together with any co-payment, deductible or coinsurance for which the Customer is responsible under the Benefit Plan, is payment in full for a Covered Service.  Facility will not seek to recover, and will not accept, any payment from Customer, United, Payer or anyone acting in their behalf, in excess of payment in full as provided in this section 6.7, regardless of whether such amount is less than Facility’s billed charge or Customary Charge.

6.8          Customer “Hold Harmless.”  Facility will not bill or collect payment from the Customer, or seek to impose a lien, for the difference between the amount paid under this Agreement and Facility’s billed charge or Customary Charge, or for any amounts denied or not paid under this Agreement due to:

i)	Facility’s failure to comply with the Protocols,
ii)	Facility’s failure to file a timely claim,
iii)	Payer’s Payment Policies,
iv)	inaccurate or incorrect claim processing,
v)

insolvency or other failure by Payer to maintain its obligation to fund claims payments, if Payer is United, or is an entity required by applicable law to assure that its Customers not be billed in such circumstances.

This obligation to refrain from billing Customers applies even in those cases in which Facility believes that United or Payer has made an incorrect determination.  In such cases, Facility may pursue remedies under this Agreement against United or Payer, as applicable, but must still hold the Customer harmless.

In the event of a default by a Payer other than those Payers covered by subsection v) of this Section 6.8, Facility may seek payment directly from the Payer or from Customers covered by that Payer.  However, Facility may do so only if it first inquires in writing to United as to whether the Payer has defaulted and, in the event that United confirms that Payer has defaulted (which confirmation will not be unreasonably withheld), Facility then gives United 15 days prior written notice of Facility’s intent to seek payment from Payer or Customers.  For purposes of this paragraph, a default is a systematic failure by a Payer to fund claims payments related to Customers covered through that Payer; a default does not occur in the case of a dispute as to whether certain claims should be paid or the amounts that should be paid for certain claims.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

This section 6.8 and section 6.7 will survive the termination of this Agreement, with regard to Covered Services rendered prior to when the termination takes effect.

6.9          Consequences for failure to adhere to Customer protection requirements.  If Facility collects payment from, brings a collection action against, or asserts a lien against a Customer for Covered Services rendered (other than for the applicable co-payment, deductible or coinsurance), contrary to section 6.7 or 6.8 of this Agreement, Facility shall be in breach of this Agreement.  This section 6.9 will apply regardless of whether Customer or anyone purporting to act on Customer’s behalf has executed a waiver or other document of any kind purporting to allow Facility to collect such payment from Customer.

In the event of such a breach, Payer may deduct, from any amounts otherwise due Facility, the amount wrongfully collected from Customers, and may also deduct an amount equal to any costs or expenses incurred by the Customer, United or Payer in defending the Customer from such action and otherwise enforcing sections 6.7 through 6.9 of this Agreement.  Any amounts deducted by Payer in accordance with this provision shall be used to reimburse the Customer and to satisfy any costs incurred.  The remedy contained in this paragraph does not preclude United from invoking any other remedy for breach that may be available under this Agreement.

6.10        Correction of overpayments or underpayments of claims.  In the event that either Party believes that a claim has not been paid correctly, or that funds were paid beyond or outside of what is provided for under this Agreement, either party may seek correction of the payment, except that Facility may not seek correction of a payment more than 12 months after it was made.

Facility will repay overpayments within 30 days of notice of the overpayment.  Facility will promptly report any credit balance that it maintains with regard to any claim overpayment under this Agreement, and will return such overpayment to United within 30 days after posting it as a credit balance.

Facility agrees that recovery of overpayments may be accomplished by offsets against future payments.

Article VII.

Dispute Resolution

The parties will work together in good faith to resolve any and all disputes between them (hereinafter referred to as “Disputes”) including but not limited to all questions of arbitrability, the existence, validity, scope or termination of the Agreement or any term thereof.

If the parties are unable to resolve any such Dispute within 60 days following the date one party sent written notice of the Dispute to the other party, and if either party wishes to pursue the Dispute, it shall thereafter be submitted to binding arbitration before a panel of three arbitrators in accordance with the Commercial Dispute Procedures of the American Arbitration Association, as they may be amended from time to time (see http://www.adr.org).  Unless otherwise agreed to in writing by the parties, the party wishing to pursue the Dispute must initiate the arbitration within one year after the date on which notice of the Dispute was given or shall be deemed to have waived its right to pursue the dispute in any forum.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Any arbitration proceeding under this Agreement shall be conducted in San Francisco County, CA.  The arbitrator(s) may construe or interpret but shall not vary or ignore the terms of this Agreement and shall be bound by controlling law.  The arbitrator(s) shall have no authority to award punitive, exemplary, indirect or special damages, except in connection with a statutory claim that explicitly provides for such relief.

The parties expressly intend that any dispute relating to the business relationship between them be resolved on an individual basis so that no other dispute with any third party(ies) may be consolidated or joined with the dispute.  The parties agree that any arbitration ruling by an arbitrator allowing class action arbitration or requiring consolidated arbitration involving any third party(ies) would be contrary to their intent and would require immediate judicial review of such ruling.

If the Dispute pertains to a matter which is generally administered by certain United procedures, such as a credentialing or quality improvement plan, the policies and procedures set forth in that plan must be fully exhausted by Facility before Facility may invoke any right to arbitration under this Article VII.

The decision of the arbitrator(s) on the points in dispute will be binding, and judgment on the award may be entered in any court having jurisdiction thereof.  The parties acknowledge that because this Agreement affects interstate commerce the Federal Arbitration Act applies.

In the event that any portion of this Article or any part of this Agreement is deemed to be unlawful, invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not serve to invalidate any other part of this Article or Agreement.  In the event any court determines that this arbitration procedure is not binding or otherwise allows litigation involving a Dispute to proceed, the parties hereby waive any and all right to trial by jury in, or with respect to, such litigation.  Such litigation would instead proceed with the judge as the finder of fact.

In the event a party wishes to terminate this Agreement based on an assertion of uncured material breach, and the other party disputes whether grounds for such a termination exist, the matter will be resolved through arbitration under this Article VII.  While such arbitration remains pending, the termination for breach will not take effect.

This Article VII governs any dispute between the parties arising before or after execution of this Agreement, and shall survive any termination of this Agreement.

Article VIII.

Term and Termination

8.1          Term.  This Agreement shall take effect on the Effective Date.  This Agreement shall have an initial term of five year and renew automatically for renewal terms of one year, until terminated pursuant to Section 8.2.

8.2          Termination.  This Agreement may be terminated under any of the following circumstances:

i)	by mutual written agreement of the parties;
ii)	by either party, upon at least 180 days prior written notice, effective at the end of year three, the end of year four, the end of the initial term, or effective at the end of any renewal term;

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iii)

by either party upon 60 days written notice in the event of a material breach of this Agreement by the other party, except that such a termination will not take effect if the breach is cured within 60 days after notice of the termination; moreover, such termination may be deferred as further described in Article VII of this Agreement;

iv)

by either party upon 10 days written notice in the event the other party loses licensure or other governmental authorization necessary to perform this Agreement, or fails to have insurance as required under section 4.7 or section 5.2 of this Agreement;

v)	by United upon 10 days written notice in the event Facility loses accreditation;
vi)	by United, upon 90 days notice, in the event:
	a)	Facility loses approval for participation under United’s credentialing plan, or
	b)	Facility does not successfully complete the United’s re-credentialing process as required by the credentialing plan;
vii)	by United upon 10 days written notice in the event there is any change in the controlling interest of Facility modifying the percentage ownership interest outlined in exhibit 2 to this Agreement.

8.3          Ongoing Services to Certain Customers After Termination Takes Effect.  In the event a Customer is receiving any of the Covered Services, as of the date the termination takes effect, Facility will continue to render those Covered Services to that Customer, and this Agreement will continue to apply to those Covered Services, after the termination takes effect, until the earlier of: the Covered Services are complete or 30 days after termination.

Article IX.

Miscellaneous Provisions

9.1          Entire Agreement.  This Agreement is the entire agreement between the parties with regard to the subject matter herein, and supersedes any prior written or unwritten agreements between the parties or their affiliates with regard to the same subject matter.

9.2          Amendment.  This Agreement may only be amended in a writing signed by both parties, except that this Agreement may be unilaterally amended by United upon written notice to Facility in order to comply with applicable regulatory requirements.  United will provide at least 30 days notice of any such regulatory amendment, unless a shorter notice is necessary in order to accomplish regulatory compliance.

9.3          Nonwaiver.  The waiver by either party of any breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach of the same or any other provision.

9.4          Assignment.  This Agreement may not be assigned by either party without the written consent of the other party, except that this Agreement may be assigned by United to any of United’s Affiliates.

9.5          Relationship of the Parties.  The sole relationship between the parties to this Agreement is that of independent contractors.  This Agreement does not create a joint venture, partnership, agency, employment or other relationship between the parties.

9.6          No Third-Party Beneficiaries.  United and Facility are the only entities with rights and remedies under the Agreement.

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[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

9.7          Delegation.  United may delegate (but not assign) certain of its administrative duties under this Agreement to one or more other entities.  No such delegation will relieve United of its obligations under this Agreement.

9.8          Notice.  Any notice required to be given under this Agreement shall be in writing, except in cases in which this Agreement specifically permits electronic notice, or as otherwise permitted or required in the Protocols.  All written or electronic notices shall be deemed to have been given when delivered in person, by electronic communication, by facsimile or, if delivered by first-class United States mail, on the date mailed, proper postage prepaid and properly addressed to the appropriate party at the address set forth on the signature portion of this Agreement or to another more recent address of which the sending party has received written notice.  Notwithstanding the previous sentence, all notices of termination of this Agreement by either party must be sent by certified mail, return receipt requested.  Each party shall provide the other with proper addresses, facsimile numbers and electronic mail addresses of all designees that should receive certain notices or communication instead of that party.

9.9          Confidentiality.  Neither party will disclose to a Customer, other health care providers, or other third parties any of the following information (except as required by an agency of the government):

a) any proprietary business information, not available to the general public, obtained by the party from the other party; or
b) the specific reimbursement amounts provided for under this Agreement, except for purposes of administration of benefits.

At least 48 hours before either party issues a press release, advertisement, or other media statement about the business relationship between the parties, that party will give the other party a copy of the material the party intends to issue.

Except as otherwise required by applicable law or stock exchange rule, Facility will not, and will not permit any of its representative affiliates, representatives or advisers to, issue or cause the publication of any press release or make any other public announcement, including, without limitation, any “tombstone” or other advertisements, with respect to this Agreement, or the business relationship between the parties, without the consent of United.

9.10        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota, and any other applicable law.

9.11        Regulatory Appendices.  One or more regulatory appendix may be attached to this Agreement, setting forth additional provisions included in this Agreement in order to satisfy regulatory requirements under applicable law.  These regulatory appendices, and any attachments to them, are expressly incorporated into this Agreement and are binding on the parties to this Agreement.  In the event of any inconsistent or contrary language between a regulatory appendix and any other part of this Agreement, including but not limited to appendices, amendments and exhibits, the regulatory appendix will control, to the extent it is applicable.

9.12        Severability.  Any provision of this Agreement that is unlawful, invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining provisions of this Agreement or the lawfulness, validity or enforceability of the offending provision in any other situation or jurisdiction.

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UHC/FPA[ANC][State][Nat’l].08.07	0507

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9.13        Survival.  Sections 4.10, 6.7, 6,8, Article VII and sections 8.3 and 9.9 of this Agreement will survive the termination of this Agreement

9.14        Data Services.  The parties incorporate by reference the Data Services Appendix attached to this Agreement.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

[Facility]		Address to be used for giving notice to Facility under the Agreement:

Signature	/s/ Frank Ruderman	Street	839 Mitten Road

Print Name	Frank Ruderman	City	Burlingame

Title	President	State	CA	Zip Code	94010

Date	10/30/07	E-mail	fruderman@bhlinc.com

United HealthCare Insurance Company, on behalf of itself, [United Healthcare of State], and its other affiliates [including without limitation those affiliates listed in Exhibit 1], as signed by its authorized representative:

Signature	/s/ Edward Novinski			Signature	/s/ Elena McFann

Print Name	Edward Novinski			Print Name	Elena McFann

Title	SVP, Network Mgmt			Title	VP, Network Management

Date	10/31/07			Date	10/30/07

[Address to be used for giving notice to United under the Agreement]

	Street	5901 Lincoln Dive MN012-5203

	City			Edina

	State	MN	Zip Code	55436

IN THE EVENT THIS AGREEMENT INCLUDES TWO SIGNATURE BLOCKS FOR UNITED, THIS AGREEMENT IS NOT BINDING UPON UNITED UNLESS EACH OF THE TWO UNITED SIGNATURE BLOCKS ARE EXECUTED.

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[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

☒	Appendix 1: Facility Location and Service Listings
☒	Appendix 2: Benefit Plan Descriptions
☒	Appendix 3: Additional Protocols
☒	State Regulatory Requirements Appendix (list all states as applicable)

Alabama, Alaska, Arizona, Arkansas
California, Colorado, Connecticut
Delaware, District of Columbia
Florida, Georgia, Hawaii
Idaho, Illinois, Indiana, Iowa
Kansas, Kentucky, Louisiana
Maine, Maryland, Massachusetts
Michigan, Mississippi, Missouri, Montana
Nebraska, Nevada, New Hampshire
New Jersey, New Mexico, New York
North Carolina, Ohio, Oklahoma, Oregon
Pennsylvania, Rhode Island, South Carolina
Tennessee, Texas, Utah
Vermont, Virginia, Washington
West Virginia, Wisconsin, Wyoming

☒	Appendix 4 Payment Appendices
☒	Medicare Advantage Regulatory Requirements Appendix
☐	Medicare Advantage Payment Appendix
☐	Medicare Select Payment Appendix
☐	Medicaid Regulatory Requirements Appendix
☐	Medicaid Payment Appendix
☒	Performance Standards and Guaranties Appendix
☒	Data Services Appendix
☐	Exhibit 1 Affiliates
☒	Exhibit 2 Attestation of Ownership
☐	Other

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

IMPORTANT NOTE: This Agreement applies to the Covered Services provided at the Facility locations with Taxpayer Identification Numbers (TIN) and specified markets listed below. Facility acknowledges its obligation under Sections 3.1 and 4.8 to promptly report any change in Facility’s name or TIN. Failure to do so may result in denial of claims or incorrect payment. Any additional names, TINs, service types or locations not listed below will become subject to this Agreement only upon the prior written agreement of the parties.

Appendix 1

Facility Location and Service Listings

[Berkeley Heart Lab, Inc.]

BILLING ADDRESS

[Berkeley Heart Lab]
[839 Mitten Rd]
[Burlingame, CA 94010]
[330685751]

[FACULTY LOCATIONS]

[Facility Name]	[Facility Name]	[Facility Name]
[Street Address]	[Street Address]	[Street Address]
[City, State Zip]	[City, State Zip]	[City, State Zip]
[Phone #]	[Phone #]	[Phone #]
[TIN]	[TIN]	[TIN]

[OTHER SERVICE LOCATIONS]

[Facility Name]
[Street Address]	[Street Address]
[City, State Zip]	[City, State Zip]
[Phone #]	[Phone #]
[TIN]	[TIN]

[Facility Name]
[Street Address]
[City, State Zip]
[Phone #]
[TIN]

[Facility Name]

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[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Appendix 2

Benefit Plan Descriptions

Facility will participate in the network of physicians and other health care professionals and providers established by United (“Participating Providers”) for the Benefit Plan types described below:

•	Benefit Plans where Customers are offered a network of Participating Providers and must select a Primary Physician. Such Benefit Plans may or may not include an out-of-network benefit.

•	Benefit Plans where Customers are offered a network of Participating Providers but are not required to select a primary physician. Such Benefit Plans may or may not include an out-of-network benefit.

•	Benefit Plans where Customers are not offered a network of Participating Providers from which they may receive Covered Services.

•	[Benefit plans or programs serviced by OneNet PPO, LLC]

•

[Benefit Plans sponsored, issued or administered by any Payer where the Benefit Plan is intended to replace, either partially or in its entirety, the traditional Medicare coverage (Medicare Part A and Medicare Part B) issued to beneficiaries by the Centers for Medicare and Medicaid Services.]

•	[Medicare Advantage Private Fee-For-Service plans.]

Facility will not participate in the network of physicians and other health care professionals and providers established by United for the Benefit Plan types described below:

•	[Benefit plans or programs serviced by OneNet PPO, LLC]

•

[Benefit Plans for Medicaid Customers (Note: excluding Medicaid from this Agreement does not preclude the parties or their affiliates from having a separate agreement pertaining to participation in a Medicaid network).]

•	[Benefit Plans for Medicaid Customers]

•	[Benefit Plans for workers’ compensation benefit programs]

•	[Benefit Plans for Medicare Select.]

UnitedHealthcare Facility Agreement	Confidential and Proprietary
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Appendix 3
PacifiCare Protocols

For Customers enrolled in Benefit Plans issued or administered by a subsidiary of either PacifiCare Health Plan Administrators, Inc. or PacifiCare Health Systems, LLC (“PacifiCare Customers”), Facility will be subject to the Protocols described in or made available through the PacifiCare Provider Policy and Procedure Manual (“PacifiCare Manual”). When this Agreement refers to the Administrative Manual or Guide, it is also referring to the PacifiCare Manual. The PacifiCare Manual will be made available to Facility on line or upon request. In the event of any conflict between this Agreement or the UnitedHealthcare Physician, Health Care Professional, Facility and Ancillary Provider Administrative Guide or other UnitedHealthcare administrative protocols, and the PacifiCare Manual, in connection with any matter pertaining to a PacifiCare Customer, the PacifiCare Manual will govern, unless applicable statutes and regulations dictate otherwise. United may make changes to the Administrative Manual or Guide or PacifiCare Manual or other administrative protocols upon 30 days’ electronic or written notice to Facility.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][State][Nat’l].08.07	0507

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Representative All-Payer Fee Schedule Sample: [* * *]

Unless another appendix to this agreement applies specifically to a particular Benefit Plan as it covers a particular customer, the provisions of this appendix apply to covered services rendered by you to Customers covered by Benefit Plans sponsored, issued or administered by all participating entities.

Unless specifically indicated otherwise, amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate modifier (for example, professional and technical modifiers). Any co-payment, deductible or coinsurance that the Customer is responsible to pay under the Customer’s Benefit Plan will be subtracted from the listed amount in determining the amount to be paid by the Payer. The actual payment amount is also subject to matters described in this Agreement, such as the reimbursement policies. Please remember that this information is subject to the confidentiality provisions of this Agreement.

[* * *] Reimbursement will be paid according to the schedule listed below:

Type of Service	Primary Fee Source	PCT

LAB - PATHOLOGY	Current Year CMS RBRVS (0000000)	[* * *]
OFFICE LAB	Current Year CMS Clinical Lab Schedule - National Limit	[* * *]
CLINICAL LABORATORY	Current Year CMS Clinical Lab Schedule - National Limit	[* * *]

New Technology:

United acknowledges that Facility may develop and/or provide new technologies and/or new methodologies during the term of this Agreement. In addition, both parties acknowledge that there may be other circumstances in which there is no fee in the fee schedule, or where no relative value units have been established for a particular service. Facility shall notify United when such new technologies and/or methodologies are available, or no fee or relative value units have been established for a particular service and the parties shall develop the fee and/or relative value units associated with such new technologies and/or methodologies and/or services.

The methodology for developing new fees or relative value units shall be as follows:

(a)	[* * *]

(b)	[* * *]

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(c)	[* * *]

(d)	[* * *]

(e)	[* * *]

For reference purposes, the following fee schedules will be used to pay claims under this agreement:

PRODUCTS:	FEE SCHEDULES:	PROVIDER

DESCRIPTION

Commercial	[* * *]

Medicare	[* * *]

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Appendix 4

ATTESTATION OF BERKELEY HEART LABORATORY

State of California

County of San Mateo

Before me the undersigned Notary appeared Frank Ruderman, who being either known personally to me and/or presenting proper identification, was duly sworn by me and testified as follows:

(1)           “My name is Frank Ruderman, I am over the age of 18, fully competent to give this Attestation and have personal knowledge of the facts stated in it.”

(2)           “I hereby certify, that (ENTITY NAME or NAME OF LAB) has XX% ownership of the (NAME OF THE LAB).”

(3)           “I hereby certify that the following entities have the following percentage ownership of the (NAME OF THE LAB): (List all entities in joint venture and percentage ownership).”

(4)           “I hereby certify that at no time will any entity control more than the current percentage ownership as set forth herein of the (NAME THE LAB).”

(5)           “I hereby certify that at no time will the (NAME OF THE LAB) assets, liabilities, revenues and expenses be consolidated from (NAME OF THE LAB) to any other laboratory or its affiliates.”

Further this Affiant sayeth not.

Signed this          day of           , 200    .

/s/ Frank Ruderman
[Affiant signature]

Notary Stamp/Certification

October 30, 2007
Notary Signature

October 30, 2007
Date of Notary’s Signature

October 15, 2009
Expiration date of Notary authority

UnitedHealthcare Facility Agreement	Confidential and Proprietary
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[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

1 Performance Standards and Guarantees Appendix

Service Area	Performance Guarantee	Criteria for Measurement
Result Delivery Response Time	[* * *]	[* * *]
Quality	[* * *]	[* * *]
Reporting and Measurement	[* * *]	[* * *]
Billing and Reimbursement	[* * *]	[* * *]

UnitedHealthcare Facility Agreement	Confidential and Proprietary
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[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Data Services Appendix

Pursuant to Section 9.X of the Agreement, Ancillary Provider agrees to provide Data, as defined herein, to United and/or its designated data agency (“Data Agency”) as provided herein consistent with state and federal law including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). For this purpose, “Data” means all information obtained or generated by Ancillary Provider in the course of or in connection with providing Covered Services pursuant to the Agreement including, without limitation, results for individual laboratory test analytes and all other data necessary for United and/or Data Agency (1) to fulfill their obligations to comply with all state and federal data collection and reporting requirements, including, but not limited to, the Health Plan Employer Data and Information Set (“HEDIS”); (2) to perform their Care CoordinationsSM and quality improvement programs, including physician performance, pharmaceutical safety, Customer health risks using predictive modeling and the subsequent development of disease management programs utilized by United; and (3) to research and benchmark data sets. Data is Customer specific. Nothing in this Appendix shall preclude United from establishing an electronic connection to Ancillary Provider’s portal that houses test ordering and results. United represents and warrants that it has obtained or caused to be obtained any written Customer consents which are required by applicable law for the release of Customer-identifiable Data as set forth in this Appendix.

Access to Data

The parties acknowledge and agree that United shall have access to all Data on an “as needed” basis, as determined by United, subject to any applicable timing requirements set forth in the Performance Standards Appendix to the Agreement. During the term of the Agreement, the request for Data by United will generally involve only those elements or portions of Data consistent with the “Use of Data” and “Data Schedule” sections of this Appendix (see below). United shall also have access to all Data for a one-year period following the date Covered Services were last provided for a Customer.

Provision of Data

Ancillary Provider shall provide Data to United via a media and in a file layout mutually agreed upon by the parties. The media may be via tapes, spread sheet documents, or electronic feeds. Data will be provided to United on a daily basis or some other delivery interval agreed to by the parties. Upon mutual agreement of the parties, this Data may also be provided to a Data recipient designated by United, other than Data Agency. The Data reports and/or electronic feeds will contain information obtained or generated pursuant to the Agreement during the current delivery interval. The Data reports and feeds shall not contain information for any previous delivery intervals unless specifically requested by United.

Any electronic feeds will be in a file layout as determined by Data Agency, subject to Ancillary Provider’s acceptance which will not be unreasonably withheld or delayed, using the HL7 2.4, HL7 2.4 (XML), CALINX Lab 1.1, or other layout as mutually agreed upon by the parties. The file layout used to send the Data shall include a Logical Observation Identifiers, Names and Codes (“LOINC”) identifier, an upper and lower range of normal values, numeric results, test results and Units for the laboratory test analytes provided. It is also agreed that there will be joint cooperation between Ancillary Provider and Data Agency in testing the data fields in connection with any electronic feeds. Such testing will include, but not be limited to, the provision of test tapes or files by Ancillary Provider to Data Agency.

In the event Data Agency identifies a problem with a particular Data file that has been sent by Ancillary Provider, Ancillary Provider shall provide to Data Agency a corrected Data file, at no cost to United, within 5 business days of the date Ancillary Provider received notification of such problem from Data Agency or a mutually agreed upon date.

Ancillary Provider will supply all analyte results, regardless of type. United represents and warrants that it shall have security measures in place for its receipt of Data from Ancillary Provider, and acknowledges and

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agrees that United is responsible for the lawful use by United, Data Agency or other Data recipients designated by United, of all Data received by them pursuant to this Appendix.

Quality of Data

Ancillary Provider hereby represents and warrants that to the best of its knowledge all Data shall be accurate and complete, meaning all Data will represent the information received from the ordering physician and results reported by Ancillary Provider, as appropriate to the Data request. To the extent required by United, Ancillary Provider agrees to certify in writing at the time of submission to United, Data Agency, or other Data recipients designated by United, that all Data is to the best of its knowledge accurate and complete as defined above. Ancillary Provider further agrees to hold harmless and indemnify United and Data Agency or other designees to the extent any fines, penalties, damages, claims, liabilities or judgments result from Ancillary Provider’s negligence, misconduct or breach of the warranty set forth in the preceding sentence. United acknowledges, however, that Ancillary Provider is not responsible for inaccurate or incomplete information or Data received or obtained from the ordering physician or any third party, or for any party’s (other than Ancillary Provider’s) improper use of the Data. Moreover, Ancillary Provider shall not be responsible for inaccurate or incomplete Customer eligibility information provided to it. United or its designees shall have the right to audit Ancillary Provider with regard to the accurateness and completeness of the Data pursuant to Section 4.10 of the Agreement.

Use of Data

During and after the term of the Agreement, United and/or Data Agency may use, transfer, de-identify and combine Data and the information derived from that Data consistent with state and federal law including, but not limited to, HIPAA, (1) to fulfill their obligations to comply with all state and federal data collection and reporting requirements for, including but not limited to, the HEDIS; (2) to perform their Care CoordinationSM and quality improvement programs, including physician performance, pharmaceutical safety, Customer health risks using predictive modeling and the subsequent development of disease management programs utilized by United; and (3) to research and benchmark data sets. Moreover, United and/or Data Agency shall have the right, to the extent permitted by applicable law, to sell de-identified Data to any third party.

United, Data Agency, and any other Data recipients designated by United shall comply with all applicable privacy laws with respect to their use, transfer, de-identification and combination of Data.

Data Schedule

As of the Effective Date of the Agreement, Ancillary Provider and United agree to the data services and specifications set forth below. Ancillary Provider shall be responsible for the preparation and transfer of the Data.

•	Ancillary Provider will supply to Data Agency a daily clinical results data feed for all Covered Services provided under this Agreement.

•

Ancillary Provider will supply to Data Agency, upon request of United or Data Agency, a clinical results data report for Customers or a particular United Affiliate or Payer. These report requests may be specific to test analyte(s).

•	Ancillary Provider will supply to Data Agency, upon request of United or Data Agency, any ad hoc report pertaining to Data.

UnitedHealthcare Facility Agreement	Confidential and Proprietary
UHC/FPA[ANC][Nat’l].08.07[State]	0807

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

United Health Networks

A United Health Group Company

BERKELEY HEARTLAB

Representative Fee Schedule Sample for : [* * *]
Fee amounts as of: 12/01/2007
Report Date: 10/26/2007 *
Site of Service - Linked Schedule ID:

CPT	Mod	CPT Description	Type of Service	Place of Service	Fee

36415	00	COLLECTION OF VE	CLINICAL LABORATORY	All	$	[***]
36416	00	COLLECTION OF CAP	CLINICAL LABORATORY	All	$	[***]
80048	00	BASIC METABOLIC	CLINICAL LABORATORY	All	$	[***]
80050	00	GENERAL HEALTH P	CLINICAL LABORATORY	All	$	[***]
80053	00	COMPREHENSIVE ME	CLINICAL LABORATORY	All	$	[***]
80061	00	LIPID PANEL	CLINICAL LABORATORY	Al	$	[***]
80076	00	HEPATIC FUNCTION	CLINICAL LABORATORY	All	$	[***]
81000	00	UA DIPSTIK/TABLE	OFFICE LAB	All	$	[***]
81001	00	UA DIP STICK/TAB	OFFICE LAB	All	$	[***]
81002	00	UA DIP STIK/TABL	OFFICE LAB	All	$	[***]
82270	00	BLD OCLT PROXIDA	OFFICE LAB	All	$	[***]
82670	00	ESTRADIOL	CLINICAL LABORATORY	All	$	[***]
83036	00	HGB GLYCOSYLATED	CLINICAL LABORATORY	All	$	[***]
84153	00	PROSTATE SPECIFI	CLINICAL LABORATORY	All	$	[***]
84439	00	THYROXINE; FREE	CLINICAL LABORATORY	All	$	[***]
84443	00	THYROID STIMULAT	CLINICAL LABORATORY	All	$	[***]
85025	00	BLD COUNT; CMPL	CLINICAL LABORATORY	All	$	[***]
85610	00	PROTHROMBIN TIME	OFFICE LAB	All	$	[***]
88580	00	SKIN TEST; TUBER	OFFICE LAB	All	$	[***]
87070	00	CULT BACT: NO UR	CLINICAL LABORATORY	All	$	[***]
87081	00	CULT PRESUMP PAT	CLINICAL LABORATORY	All	$	[***]
87430	00	INF AGT-IMMUNOAS	CLINICAL LABORATORY	All	$	[***]
87491	00	INF AGT-DNA/RNA;	CLINICAL LABORATORY	All	$	[***]
87880	00	INF AGT-IMMUNOAS	OFFICE LAB	All	$	[***]
88142	00	CYTPTH CERV/VAG;	LAB – PATHOLOGY	All	$	[***]
88173	00	EVAL FINE NEEDL	LAB – PATHOLOGY	All	$	[***]
88173	26	EVAL FINE NEEDL	LAB – PATHOLOGY	All	$	[***]
88173	TC	EVAL FINE NEEDL	LAB – PATHOLOGY	All	$	[***]
88304	00	LEVEL III - SURG	LAB – PATHOLOGY	All	$	[***]
88304	26	LEVEL III - SURG	LAB – PATHOLOGY	All	$	[***]
88304	TC	LEVEL III - SURG	LAB – PATHOLOGY	All	$	[***]
88305	00	LEVEL IV - SURG	LAB – PATHOLOGY	All	$	[***]
88305	26	LEVEL IV - SURG	LAB – PATHOLOGY	All	$	[***]
88305	TC	LEVEL IV - SURG	LAB – PATHOLOGY	All	$	[***]
88307	00	LEVEL V - SURG PA	LAB – PATHOLOGY	All	$	[***]
88307	26	LEVEL V - SURG PA	LAB – PATHOLOGY	All	$	[***]
88307	TC	LEVEL V - SURG PA	LAB – PATHOLOGY	All	$	[***]
88309	00	LEVEL VI - SURG	LAB – PATHOLOGY	All	$	[***]
88309	26	LEVEL VI - SURG	LAB – PATHOLOGY	All	$	[***]
88309	TC	LEVEL VI - SURG	LAB – PATHOLOGY	All	$	[***]
88312	00	SPECIAL STAINS;	LAB – PATHOLOGY	All	$	[***]
88312	26	SPECIAL STAINS;	LAB – PATHOLOGY	All	$	[***]
88312	TC	SPECIAL STAINS;	LAB – PATHOLOGY	All	$	[***]
88331	00	PATH CONS-SURG; 1	LAB – PATHOLOGY	All	$	[***]
88331	26	PATH CONS-SURG; 1	LAB – PATHOLOGY	All	$	[***]
88331	TC	PATH CONS-SURG; 1	LAB – PATHOLOGY	All	$	[***]
88342	00	IMMUNOHISTOCHEMI	LAB – PATHOLOGY	All	$	[***]
88342	26	IMMUNOHISTOCHEMI	LAB – PATHOLOGY	All	$	[***]
88342	TC	IMMUNOHISTOCHEMI	LAB – PATHOLOGY	All	$	[***]
Q0091	00	SCR PAP SMER; OB	CLINICAL LABORATORY	All	$	[***]

Last Routine Maintenance Update: 10-01-2007

Default Percent of Charges: [***]

Anesthesia Conversion Factor: [***]

Anesthesia Rounding Option: [***]

Unless specifically indicated otherwise, amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate modifier (for example, professional and technical modifiers).  Any co-payment, deductible or coinsurance that the customer is responsible to pay under the customer’s benefit contract will be subtracted from the listed amount in determining the amount to be paid by the payer.  The actual payment amount is also subject to matters described in this agreement, such as the payment policies.  Please remember that this information is subject to the confidentiality provisions of this agreement

* Note:  Maintenance to this fee schedule occurs routinely and may still occur after the report date for the fee amounts selected.

Confidential and Proprietary          Not for Distribution to Third Parties

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

1

United Health Networks

A United Health Group Company

Additional Information About Your Fee Schedule

[* * *]

The purpose of this document is to provide additional information about this fee schedule, including clarity about the fee sources used to derive fees and the type of routine maintenance changes that you can expect.

Primary Fee Source

The primary fee source is the main fee source used as the basis for deriving the fee within each category of codes. For instance, if the fee schedule for a given category of codes is derived by applying a particular conversion factor to the relative value units (RVUs) in the CMS fee schedule, those CMS relative value units are the primary fee source.

Alternate (Gap-Fill) Fee Source

Alternate (or “gap fill”) fee sources are used to fill gaps in the primary fee sources. For example, if a new CPT code has been created within the category of codes discussed above, and CMS has not yet established an RVU value for that code, we use one of the sources that exist within the industry to fill that gap, such as but not limited to Ingenix Essential RBRVS and CMS Part B Carriers. For that CPT code, we adopt the RVU value established by the gap fill-fee source, and determine the fee schedule amount for that CPT code by applying to the gap-fill RVU the same conversion factor that we apply to the CMS RVU for those CPT codes that have CMS RVUs. At such time in the future as CMS publishes its own RVU value for that CPT code, we would begin using the primary fee source, CMS, to derive the fee for that code and no longer use the alternate source.

Percent of Charge Default

In the event that a fee is not sourced by either the primary or alternate fee source, such as services submitted using unclassified or miscellaneous codes, the codes are subject to correct coding review and may be priced at the default Percent of Charge indicated in the attached document(s).

Fee Source Links

•                  CMS Relative Values and Fee Schedules: www.cms.hhs.gov

•                  MICROMEDEX Red Book: www.micromedex.com

•                  Ingenix Essential RBRVS: www.ingenixonline.com

•                  American Society of Anesthesiologists: www.asahq.org

Site of Service

This fee schedule applies no variation in pricing based on where the service is performed.

Routine Maintenance

United routinely updates its fee schedule in an effort to stay abreast of current coding practices widely used in the health care industry; in response to price changes for immunizations and injectable medications; and to remain in compliance with the intent of the contractual agreement. Routine maintenance occurs when United mechanically incorporates revised information created by a third party that is the source for a portion of the fee schedule. United will not generally attempt to communicate routine maintenance of this nature and will generally implement updates to be effective within 90 days from the date of final publication from one of our primary or alternate fee sources. Providers may expect the following types of fee updates to their fee schedules:

a. Changes to Relative Value Units, Conversion Factors, or Flat Rate Fees

This fee schedule follows a “Current Year” construction methodology. It is generally intended to remain current with RVU, Conversion Factor, and Flat Rate Fee (non-RVU based fees such as Durable Medical Equipment fees) changes as the basis for deriving fees. As such, changes published by the primary and/or alternate fee sources will similarly be reflected in this fee schedule.

Last Routine Maintenance Update: 10-01-2007
Default Percent of Charges: [***]
Anesthesia Conversion Factor: [***]
Anesthesia Rounding Option: [***]

Unless specifically indicated otherwise, amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate modifier (for example, professional and technical modifiers).  Any co-payment, deductible or coinsurance that the customer is responsible to pay under the customer’s benefit contract will be subtracted from the listed amount in determining the amount to be paid by the payer.  The actual payment amount is also subject to matters described in this agreement, such as the payment policies.  Please remember that this information is subject to the confidentiality provisions of this agreement.

* Note:  Maintenance to this fee schedule occurs routinely and may still occur after the report date for the fee amounts selected.

Confidential and Proprietary	Not for Distribution to Third Parties

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

2

Additional Information About Your Fee Schedule

[* * *]

b. Price Changes for Immunizations and Injectable Medications

United routinely updates its fee schedule in response to price changes for immunizations and injectable medications published by the primary and/or alternate fee sources. United currently utilizes CMS Drug Pricing and Thomson Micromedex Red Book AWP as its primary fee sources. Fees are generally updated on a calendar quarter basis within 90 days from the date of final publication but with an effective date of the first day of the quarter following publication. In the event that an Average Wholesale Price (AWP) or an Average Sales Price (ASP) has not yet been published by Red Book or CMS for a particular injectable drug, UnitedHealthcare may develop and implement gap-fill fees using available fee information, including NDC-based pricing, or other available national fee sources. Once Red Book and CMS do publish a fee for the drug, the AWP or ASP fee will replace the gap-fill fee at the time of the next quarterly fee schedule update.

c. CPT/HCPCS

United routinely updates its fee schedule in response to additions, deletions, and changes to CPT codes by the American Medical Association; HCPCS codes by the Centers for Medicaid and Medicare Services; and in response to similar changes (additions and revisions) to other service coding and reporting conventions that are widely used in the health care industry. Ordinarily, United’s fee schedule is updated using the original construction methodology along with the then-current RVU of the published CPT code.

United is committed to providing transparency related to our fee schedules. If you have questions about this fee schedule, please contact Network Management at the address and phone number on your network participation agreement or you may use our fee schedule look-up function on the web at www.unitedhealthcareonline.com or contact our Voice Enabled Telephonic Self Service line at (877) 842-3210.

Last Routine Maintenance Update: 10-01-2007
Default Percent of Charges: [***]
Anesthesia Conversion Factor: [***]
Anesthesia Rounding Option: [***]

Unless specifically indicated otherwise, amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate modifier (for example, professional and technical modifiers).  Any co-payment, deductible or coinsurance that the customer is responsible to pay under the customer’s benefit contract will be subtracted from the listed amount in determining the amount to be paid by the payer.  The actual payment amount is also subject to matters described in this agreement, such as the payment policies.  Please remember that this information is subject to the confidentiality provisions of this agreement.

* Note:  Maintenance to this fee schedule occurs routinely and may still occur after the report date for the fee amounts selected.

Confidential and Proprietary	Not for Distribution to Third Parties

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

3

Ancillary Provider Participation Agreement
Medicare Advantage Regulatory Appendix

The provisions contained in this Appendix supplement the Ancillary Provider Participation Agreement between Ancillary Provider and United (the “Agreement’). Because Ancillary Provider has agreed to provide Covered Services to Medicare Customers who receive their coverage under Medicare Advantage contracts between the Centers for Medicare and Medicaid Services (“CMS”) and United or other Payers (collectively “Medicare Advantage Plans’), applicable Medicare Advantage regulations and CMS guidelines require that the provisions contained in this Appendix be part of the Agreement. For Medicare Advantage Plans, this Appendix supersedes any inconsistent provisions that may be found elsewhere in the Agreement.

•                  Data. Ancillary Provider shall cooperate with United in its efforts to report to CMS all statistics and other information related to its business, as may be requested by CMS.  Ancillary Provider shall send to United all encounter data and other Medicare program-related information as may be requested by United, within the timeframes specified and in a form that meets Medicare program requirements. By submitting encounter data to United, Ancillary Provider represents to United, and upon United’s request Ancillary Provider shall certify in writing, that the data is accurate and complete, based on Ancillary Provider’s best knowledge, information and belief. If any of this data turns out to be inaccurate or incomplete, according to Medicare Advantage rules, United may withhold or deny payment to Ancillary Provider.

•                  Policies. Ancillary Provider shall cooperate and comply with all of United’s policies and procedures, credentialing plan and provider administrative manual.

•                  Payment. United shall promptly process and pay Ancillary Provider’s claim no later than 60 days after United receives all appropriate information as described in United’s administrative procedures. If Ancillary Provider is responsible for making payment to subcontracted providers, Ancillary Provider shall pay them within this same timeframe.

•               Customer Protection. Ancillary Provider agrees that in no event, including but not limited to, non-payment by United or an intermediary, insolvency of United or an intermediary, or breach by United of the Agreement, shall Ancillary Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Customer or person (other than United or an intermediary) acting on behalf of the Customer for Covered Services provided pursuant to the Agreement.  This provision does not prohibit Ancillary Provider from collecting copayments, coinsurance, or fees for services not covered under the Customer’s Benefit Plan and delivered on a fee-for-service basis to the Customer. This provision does not prohibit Ancillary Provider and a Customer from agreeing to continue services solely at the expense of the Customer, as long as Ancillary Provider has clearly informed the Customer that the Benefit Plan may not cover or continue to cover a specific service or services.

In the event of United’s or an intermediary’s insolvency or other cessation of operations or termination of United’s contract with CMS, Ancillary Provider shall continue to provide Covered Services to a Customer through the later of the period for which premium has been paid to United on behalf of the Customer, or, in the case of Customers who are hospitalized as of such period or date, until the Customer’s discharge. Covered Services for a Customer confined in an inpatient facility on the date of insolvency or other cessation of operations shall continue until the Customer’s continued confinement in an inpatient facility is no longer medically necessary.

This provision shall be construed in favor of the Customer, shall survive the termination of the Agreement regardless of the reason for termination, including United’s insolvency, and shall supersede any oral or

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

written contrary agreement between Ancillary Provider and a Customer or the representative of a Customer if the contrary agreement is inconsistent with this provision.

For the purpose of this provision, an “intermediary” is a person or entity authorized to negotiate and execute the Agreement on behalf of Ancillary Provider or on behalf of a network through which Ancillary Provider elects to participate.

•                  Eligibility. Ancillary Provider agrees to immediately notify United in the event Ancillary Provider is or becomes disbarred, excluded, suspended, or otherwise determined to be ineligible to participate in federal health care programs. Ancillary Provider shall not employ or contract with, with or without compensation, any individual or entity that has been disbarred, excluded, suspended or otherwise determined to be ineligible to participate in federal health care programs.

•                  Laws. The parties shall comply with all applicable Medicare laws, regulations and CMS instructions and shall cooperate with the other’s efforts to comply. Ancillary Provider shall also cooperate with United in its efforts to comply with its contract with CMS.

•                  Records. The Secretary of Health and Human Services, the Comptroller General and United shall have the right to audit, evaluate and inspect any books, contracts, medical records, patient care documentation and other records belonging to Ancillary Provider that pertain to the Agreement and other program-related matters deemed necessary by the person conducting the audit, evaluation, or inspection. This right shall extend through 10 years from the later of the last day of a CMS contract period or completion of any audit, or longer in certain instances described in the applicable Medicare Advantage regulations. Ancillary Provider shall make its premises, facilities and equipment available for these activities. Ancillary Provider shall maintain medical records in an accurate and timely manner. Ancillary Provider shall ensure that Customers have timely access to medical records and information that pertain to them. The parties shall safeguard the privacy of any health information that identifies a Customer and abide by all federal and state laws regarding privacy, confidentiality and disclosure of medical records and other health and Customer information.

•                  Accountability. Ancillary Provider agrees that United oversees and is accountable to CMS for any responsibilities that are contained in its contract with CMS, including those that United may delegate to Ancillary Provider or others. Any responsibilities that are delegated must be specified in a written arrangement with the other party. The arrangement must include any reporting requirements, a right of revocation, performance monitoring by United, ongoing review, approval and auditing of credentialing processes, if applicable, and compliance with all applicable Medicare laws, regulations and CMS instructions.

•                  Subcontracts. If Ancillary Provider has subcontract arrangements with other providers to deliver Covered Services to United’s Customers, Ancillary Provider shall ensure that its contracts with those subcontracted providers contain all of the provisions in this Appendix and shall provide proof of such to United upon request.

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.